Exhibit 10.48

Maximum Amount Mortgage Contract

Fujian Rural Credit Cooperation

Exhibit 10.48

Contract No.: Business Department 2010 No.02-1

Mortgagee: Business Office of Jian Yang Rural Credit Cooperation
(Hereinafter referred to as the “Mortgagee” or the “Creditor”)

Mortgager: Fujian Yaxin Food Development Co., Ltd.)
(Hereinafter referred to as the “Mortgager” or the “Debtor”)

(Individually the “Party”, or collectively, the “Parties”)

With a view to ensuring execution of the Maximum Amount Loan Contract (hereinafter referred to as the “Master Contract” numbered Business Department 2010 No.02) signed by and between the Mortgagee and Fujian Yaxin Food Co., Ltd., the Mortgager provides mortgage guarantee for the Mortgagee’s rights based on the Master Contract. Both Parties hereby conclude this Contract after negotiations and pursuant to the relevant laws of China.

ARTICLE 1	GUARANTEED PRIMARY CREDIT AND THE MAXIMUM AMOUNT

1.1         Mortgager voluntarily provides a guarantee for the following primary credit formed between the Mortgagee and the Mortgager and the maximum principal amount of the credit guaranteed is RMB 2,800,000 (in words: RMB TWO MILLION EIGHT HUNDRED THOUSAND YUAN):

A.         The credit formed under any agreed business between the Mortgagee and the Debtor shall be from April 7, 2010 to April 6, 2011. Such period is the determined term for the maximum guarantee mortgage. The aforementioned businesses include (identified with “√”):

√	RMB/Foreign currency
Decrease and Exemption of Cash Deposit Certificate
Export Packing Loan
Discounting of Commercial Bills
Import Bill Advance
Bank Guarantee
Bank Acceptance (deduction of deposit)
Export Bill Advance
Other Business: ____________________________________________________

B.         Type, amount, rate and term of each transaction guaranteed by the Mortgager shall be subject to relevant legal documents or certificates.

C.         Within the period of and the maximum balance of this Contract, it is not necessary for the Mortgagee to handle guarantee procedures when the Mortgagee issues loans under this Contract or provides credits of other banks.

Exhibit 10.48

ARTICLE 2	SCOPE OF MORTGAGE GUARANTEE

Maximum mortgage guarantee provided by Mortgager covers the principal, interests, penalty interests, liquidated damages, loss damages as well as the costs for enforcing the mortgage rights and other fees (including but not limited to litigation costs, arbitration fees, property preservation fees, attorney’s fees, business trips fees, execution fees, evaluation fees and auction fees) under the Master Contract.

ARTICLE 3	COLLATERAL

3.1         The Mortgager agrees to provide guarantee of assets listed in the List of Collateral attached hereto as Appendix pursuant to the credit entitled by the Mortgagee. The effect of the Mortgagee’s rights shall be extended to the natural and legal fruits of the collateral, appurtenances, substitutes of the collateral, and other assets and rights regulated by laws (collectively, the “Collateral”).

3.2         The Mortgager promises that, in accordance with laws, the ownership or disposition of the Collateral is integrated and it not exist any situation that the Collateral is sealed, detained, supervised or in the dispute over the ownership and so on. No dispute or limitation exists when the Mortgagee disposes the Collateral.

3.3         Once the Collateral has completely or partly leased or mortgaged before signing this Contract, the Mortgager shall notify the Mortgagee in a written form in advance.

3.4         Provisions in the List of Collateral for the value of the Collateral will not be deemed as the valuation basis at the time of its disposal by the Mortgagee of the Collateral, and without any limitation on the Mortgagee’s exercise of its mortgage rights. The terminal value of the Collateral shall be subject to the net income of disposal of the Collateral when fulfilling mortgage.

ARTICLE 4	SEVERABILITY

The effect of this Contract is independent with the Master Contract. The completely or partial invalidity of the Master Contract will not affect the performance of this Contract. Once the Master Contract is declared to be invalid, the Mortgager shall still be liable for any debt incurred in the course of returning assets or compensating for the loss by the Debtor.

ARTICLE 5	INSURANCE OF THE COLLATERAL

The Collateral under this Contract shall be insured (be insured/not be insured). If the Collateral shall be insured, relevant matters of the insurance shall be subject to the following agreement:

Exhibit 10.48

During the existence of the mortgage, the Mortgager shall complete the procedures of the Collateral’s insurance in accordance with the kind and premium specified by the Mortgagee and shall not break off or cancel the insurance for any reason. Once the term of the insurance expires and the debt under the Master Contract has not been repaid yet, the Mortgager shall complete the procedures to renew the insurance.

During the existence of the mortgage, the original insurance policy shall be kept by the Mortgagee. The Mortgager shall require the insurer to note on the insurance policy that the Mortgagee shall be the person with the first priority (the first beneficiary). If the Collateral has been insured without noting the information of the person who enjoys the priority of compensation, the Mortgager shall note or modify that the Mortgagee shall be the person with the first priority.

When a claim arises, the Mortgager shall notify the Mortgagee within two (2) days and be in charge of the claim indemnity. The insurer shall pay the insurance benefits to the account designated by the Mortgagee directly and shall be executed according to the provision in ARTICLE 9.

ARTICLE 6	SAFEKEEPING OF THE COLLATERAL

During the existence of the mortgage rights, the Mortgager has the obligation of safekeeping the Collateral and accepting the inspection by the Mortgagee at any time. Once the Mortgager causes any value reduction, impairment or loss of the Collateral, the Mortgager shall notify the Mortgagee within three (3) days in a written form. The Mortgagee is entitled to require the Mortgager to resume the value of the Collateral within fifteen (15) days or provide the guarantee equivalent to the impaired value.

ARTICLE 7	COMPENSATION FOR DAMAGES OF THIRD PARTY

During the existence of the mortgage rights, the Mortgager shall notify the Mortgagee of any damage, loss or expropriation of the Collateral caused by third parties within three (3) days in a written form. The compensations or damages shall be paid to the account designated by the Mortgagee directly and shall be executed according to the provision in ARTICLE 9.

The remainder of the value of the Collateral shall continue to be used to guarantee the primary credit under the Master Contract. The Debtor shall provide a guarantee when the foregoing insurance damages, compensations or the remaining value of the collateral fail to guarantee or pay off the balance of the debt under the Master Contract.

ARTICLE 8	THE DISPOSAL OF THE COLLATERAL

During existence of the mortgage rights, it is prohibited for the Mortgager to dispose the Collateral by means of transferring, leasing, shifting the Collateral or in other manners to dispose the Collateral without the written approval of the Mortgagee. The gains from the disposal of the Collateral by the Mortgager with the approval of the Mortgagee shall be executed according to the provisions in paragraph 9.1, 9.2 and 9.4 of ARTICLE 9.

Exhibit 10.48

ARTICLE 9	DISPOSAL OF GAINS

The Mortgagee has the right to choose one of the following ways to dispose the gains from disposal of the Collateral, the insurance damages and compensations relating to the Collateral: A. Paying off (or in advance) the debt or relevant fees under the Master Contract;

B.          Transferring the gains into deposits and pledging the deposits receipt so as to guarantee the debt under the Master Contract;

C.          Recovering the value of the Collateral;

D.          Depositing the gains with a third party designated by the Mortgagee.

ARTICLE 10	TRANSFER OF CREDIT

Before the determination of the credit guaranteed by the maximum amount mortgage under this contract, it is valid for the Mortgagee to transfer right its credit partly.

ARTICLE 11	DETERMINATION OF THE GUARANTEED CREDIT

The credit to the maximum amount mortgage shall be determined in any of the following circumstances:

A.           The terms to determine the rights expire. “The terms to determine the rights expire” contains the events set forth in ARTICLE 1 and the circumstances when the Mortgagee declares in advance that the term of the determination of the credit expires in accordance with national laws or provisions under this Contract.

B.           It is impossible for a new credit to occur.

C.           The Debtor or the Mortgager is declared bankrupt or void.

D.           The Collateral is seized or sequestrated.

E.            Others circumstances of the determination of the credit stipulated by law.

ARTICLE 12	REALIZATION OF MORTGAGE RIGHT

12.1          The Mortgagee is entitled to implementing the mortgage rights in any of the following circumstances via an auction, sale or agreement of disposing the Collateral at a discount price with the priority of compensation. If the gains are unable to pay off the credit guaranteed under the Contract, the Mortgagee is allowed to choose to pay off the principal, interest, penalty or other fees via such gains:

Exhibit 10.48

A.         The Mortgagee has not accepted the pay off when the disposal term of any debt under the Master Contract expires. “The terms expire” contains that the disposal term of the debt under the Master Contract expires and the circumstances when the Mortgagee declares in advance that the disposal term of debt expires in accordance with national laws or provisions under this Contract.

B.          The People’s Court accepts the bankruptcy petition from the Debtor and the Mortgager or verdicts a settlement.

C.          The Debtor or the Mortgager’s business license is revoked or it is voided, or the Debtor or the Mortgager is involved in business closure or other matters leading to a dissolution;

D.          The Debtor or the Mortgager is dead or declared as missing or dead.

E.          The Collateral is attached, sequestrated, supervised or other enforcement measures are taken.

F.          The Mortgager dose not recover the value of the Collateral or provide corresponding guarantee in accordance with the requirement of the Mortgagee.

G.          The Mortgager breaches this contract.

H.          Other serious situations affect the realization of credit.

12.2          If the credit under this Contract is guaranteed by more than one collateral, the Mortgagee is entitled to excising guarantee rights based on any collateral or multiple collaterals. No matter whether the Mortgagee enjoys other credit (including but not limited to guarantee, mortgage or pledge) under the Master Contract, the Mortgagee is entitled to requiring the Mortgager to be liable for the guarantee directly.

12.3          If the Debtor provides property securities for the guaranteed credit under this Contract at the same time, when the Mortgagee gives up this guarantee right, the priority of this guarantee right changes or this guarantee right modifies, the Mortgager agrees to provide a guarantee for the credit under the Master Contract and consecutively be subject to this Contract. “This guarantee right” refers to the guarantee right forms under the Master Contract by the Debtor’s provision of property securities for the credit.

12.4          The responsibilities of guarantee by the Mortgager shall not be reduced or exempted if the Mortgager conducts a contract, lease, joint operation, shareholding reform, merger, spin-off, change of name or capitals, or modification of the operation management or equity structure due to other reasons.

Exhibit 10.48

ARTICLE 13	RESPONSIBILITY OF BREACH OF CONTRACT

Once the Mortgagee or the Mortgager breaches this Contract upon its validation, the breaching party has to undertake corresponding legal responsibility and compensate for the losses.

ARTICLE 14	REGISTRATION AND CANCELLING OF THE COLLATERAL

The Mortgagee shall keep the certificates of other rights, the original of mortgage registration documents and other certifications of rights of the Collateral. After fulfilling all the repayment under the Master Contract, the Mortgagee shall go through the procedures to cancel the registration with the Mortgager in a timely manner.

ARTICLE 15	MISCELLANEOUS

15.1          The Mortgager has fully understood the risk of rate. If the Master Contract adopts a floating rate, the Mortgager agrees to undertake the extra guarantee liabilities based on the floating rate.

15.2          No matter how the Mortgager uses the loan under the Master Contract and the credits of other banks, the Mortgager is willing to undertake guarantee responsibilities of all the debt under the Master Contract. The Mortgager has the obligation to supervise the usage of the loan of the Debtor.

15.3          The Mortgagee has the right to provide credits information of the Mortgager for the basic individual credit information database of the People’s Bank of China, basic information database of enterprise credit and the database approved by administration departments of credit information. The Mortgagee is entitled to inquiring of credit information regard to the aforesaid databases and the relevant units, departments and persons. The usage of reports shall be within the scope pursuant to the Interim Measures for the Administration of the Database of Individual Credit Information and Interim Measures for the Administration of the Database of Information Enterprise Credit released by the People’s Bank of China.

15.4          The modification of the contact information of the Mortgager shall be notified to the Mortgagee in a written form within ten (10) days. Otherwise, a notice to the Mortgager by using the original contact information shall be deemed effective upon issuing such notice.

15.5          The Mortgager has to notify the Mortgagee of any of the following circumstances within three (3) days in a written form:

A.            The Mortgager conducts a contract, lease, joint operation, shareholding reform, merger, spin-off, or modification of the operation management or the equity structure for other reasons;

Exhibit 10.48

B.          The Mortgager applies for bankruptcy, reform or settlement;

C.          The Mortgager is involved in revocation or cancellation of business license, business closure or other causes for dissolution matters;

D.          The Collateral is attached, detained, supervised or other enforcement measures are taken;

E.          Other situations affects on mortgage rights.

15.6          The Mortgager shall initially understand the business operation of Debtor and the situations of creation and disposal of all kinds of business under this contract. The main contracts and relevant legal documents or certificates of the business formulated under this Contract will not be sent to the Mortgager.

ARTICLE 16	DISPUTE RESOLUTIONS

Any dispute arising in the performance of this Contract shall be settled through negotiation. In case that no settlement can be reached through negotiation, the disputes shall be settled by the first method as follows.

A. Litigation. The jurisdiction will be the People’s Court in the place where the Mortgagee domiciles.

B. Arbitration. Submitting to _____________ Arbitration Commission for arbitration in accordance with the arbitration rules thereof.

During the process of litigation or arbitration, the provisions that are not in dispute shall continue to be implemented.

ARTICLE 17	This contract shall come into force upon the signing of both the Mortgagee and the Mortgager.

ARTICLE 18	This contract shall be prepared in four (4) copies. Each of the Mortgager, the Mortgagee, the Debtor and registration department will hold one copy.

ARTICLE 19	DECLARATION

19.1          The Mortgager is familiar with the business scope and authority limitations of the Mortgagee.

19.2          The Mortgager has read all the provisions under this contract. The Mortgagee has been given specific explanations on the provisions under this Contract at the request of the Mortgager. The Mortgager has fully understood the meaning and corresponding legal consequences of the provisions under this Contract.

Exhibit 10.48

19.3          The Mortgager is entitled to sign this Contract.

Appendix: List of Collateral

Mortgagee: Business Department of Jian Yang Rural Credit Cooperation (Official Seal)
Authorized Agent: (Seal)

Mortgager: Fujian Yaxin Food Development Co., Ltd. (Signature/Seal)
Legal Representative: (Signature)
Authorized Agent: (Seal)

Date of Signature: April 7th, 2010

Declaration of Debtor:

Have received the aforementioned Maximum Amount Mortgage Contract and agree with all the provisions.

Debtor: Fujian Yaxin Food Development Co., Ltd. (Official Seal)

Legal Representative: (Signature)

Authorised Agent: (Seal)

Date of Receiving: April 7th, 2010

Exhibit 10.48

List of Collateral

Borrower: Fujian Yaxin Food Co., Ltd.

Collateral Name	Amount	Unite Price Location	Mortgager	Discount Rate	Value (RMB10,000)	Loan Amount (RMB10,000)
Cans of Fresh Bamboo	82,400	Ta Xia Industrial 68 Yuan Area, Jian Yang City	Fujian Yaxin Food Co., Ltd.	<60%	560	280

Declaration of the Mortgager: The aforesaid collateral belongs to the Mortgager and does not fall in the property scope regulated in Article 37 of the Security Law. No duplicated mortgages exist on the collateral. The Mortgager is responsible for all the legal responsibility regarding the authenticity and legality of the List of Collateral. (Official Seal)

Declaration of the Mortgagee: The aforesaid collateral has been verified and no situation of duplicated mortgages exist. The authenticity and legality thereof has been verified by us and is consistent with the standards of mortgage. We agree to accept the collateral for the loan. (Official Seal) April 9, 2010